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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Coast Dental Services, Inc. on Form S-1 of our report relating to the financial statements of Coast Dental Services, Inc. dated March 11, 1997, and our report relating to the financial statements of West Coast Dental, P.A. dated May 23, 1997, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Tampa, Florida

August 26, 1997

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